UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         February 9, 2004
         Date of Report (Date of earliest event reported)



                      Pacific WebWorks, Inc.
      (Exact name of registrant as specified in its charter)

         Nevada                     000-26731                 87-0627910
(State of incorporation)      (Commission File No.)      (I.R.S. Employer
                                                         Identification No.)

                  180 South 300 West, Suite 400
                    Salt Lake City, Utah 84101
                          (801) 578-9020
  (Address and telephone number of principal executive offices)






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ITEM 4: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On February 12, 2004, our independent auditors, Chisholm & Associates, Certified Public Accountants, informed us that on February 9, 2004, that firm had merged its operations into Chisholm, Bierwolf & Nilson, LLC. Chisholm & Associates had audited our financials statements for the two fiscal years ended December 31, 2002 and 2001 and its reports for each of the two fiscal years did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements with Chisholm & Associates on any matter regarding accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the past two fiscal years or any subsequent interim period preceding the date of resignation. Our board of directors approved the change in auditors.

During the two most recent fiscal years ended December 31, 2003 and 2002, and through February 12, 2004, we did not consult with Chisholm, Bierwolf & Nilson, LLC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Chisholm, Bierwolf & Nilson, LLC concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement or a reportable event.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)   Exhibits

16    Letter of agreement from Chisholm & Associates




                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Pacific WebWorks, Inc.


                                    /s/ Kenneth W. Bell
Date:   February 16, 2004      By:  ________________________________________
                                    Kenneth W. Bell
                                    Chief Executive Officer and Director



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